UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2012

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This amendment is to correct the reported votes regarding ratification of the appointment of Ernst & Young LLP as the Company's independent auditors. The original filing erroneously included an entry for "Broker Non-Votes" with respect to that item.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	Tempur-Pedic International Inc.’s (the Company) annual meeting of stockholders was held on April 25, 2012.

(b)	The name of each director elected at the meeting and a brief description of each other matter voted upon at the meeting is set forth as in (c) below.

(c)
The stockholders elected all of the Company’s nominees for directors; ratified the appointment of Ernst and Young as the Company’s independent auditor for the year ending December 31, 2012; and approved on an advisory basis the Compensation of Named Executive Officers. The tabulation of votes for each proposal is as follows:

1)	Election of Directors:

	For	Against	Abstain	Broker Non-Votes

Evelyn S. Dilsaver	55,067,389	28,379	2,122	4,827,931
Frank Doyle	55,054,723	37,650	5,517	4,827,931
John Heil	55,072,705	19,335	5,850	4,827,931
Peter K. Hoffman	55,060,895	30,196	6,799	4,827,931
Sir Paul Judge	54,746,515	343,140	8,235	4,827,931
Nancy F. Koehn	55,070,248	25,520	2,122	4,827,931
Christopher A. Masto	55,081,852	10,127	5,911	4,827,931
P. Andrews McLane	55,078,945	13,096	5,849	4,827,931
Mark Sarvary	55,067,468	24,817	5,605	4,827,931
Robert B. Trussell, Jr.	55,021,720	70,468	5,702	4,827,931

2)	Ratification of Independent Auditors:

For	Against	Abstain
59,505,164	418,770	1,887

3)	Advisory Vote to Approve the Compensation of Named Executive Officers as described in our proxy statement:

For	Against	Abstain	Broker Non-Votes
54,862,682	227,124	8,084	4,827,931

(d)
As reported in a prior Current Report on Form 8-K, more than a majority of shares voting at the 2011 annual meeting voted, on a non-binding advisory basis, in favor of an annual frequency for future Say-on-Pay Votes. The Company currently intends, in light of that vote, to hold future Say-on-Pay votes annually, until the next required vote on the frequency of Say-on-Pay votes under the rules of the Securities and Exchange Commission, which will be the 2017 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc.

Date: April 27, 2012	By:	/s/ DALE E. WILLIAMS
Name: Dale E. Williams
Title: Executive Vice President and Chief Financial Officer